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                                                                     EXHIBIT 1.2

                                    BYE-LAWS

                                       of

                                GOLAR LNG LIMITED


I HEREBY CERTIFY that the within written Bye-Laws are a true copy of the Bye-Laws of Golar LNG Limited as subscribed by the subscribers to the Memorandum of Association and approved at the Statutory meeting of the above Company on the 10 May 2001.


                                                            /s/ [ILLEGIBLE]

                                                               Secretary


                                                                          [SEAL]


                                   Prepared by
                         Messrs Appleby Spurling & Kempe
                                   Cedar House
                                 41 Cedar Avenue
                                Hamilton, Bermuda

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INTERPRETATION

1. In these Bye-Laws unless the context otherwise requires-

-    "Associate" means:

(a) in respect of an individual, such individual's spouse, former spouse, sibling, aunt, uncle, nephew, niece or lineal ancestor or descendant, including any step-child and adopted child and their issue and step parents and adoptive parents and their issue or lineal ancestors;

(b) in respect of an individual, such individual's partner and such partner's relatives (within the categories set out in (a) above);

(c) in respect of an individual or body corporate, an employer or employee (including, in relation to a body corporate, any of its directors or officers);

(d) in respect of a body corporate, any person who controls such body corporate, and any other body corporate if the same person has control of both or if a person has control of one and persons who are his Associates, or such person and persons who are his Associates, have control of the other, or if a group of two or more persons has control of each body corporate, and the groups either consist of the same persons or could be regarded as consisting of the same persons by treating (in one or more cases) a member of either group as replaced by a person of whom he is an Associate. For the purposes of this paragraph, a person has "control" of a body corporate if either (i) the directors of the body corporate or of any other body corporate which has control of it (or any of them) are accustomed to acting in accordance with his instructions or (ii) he is entitled to exercise, or control the exercise of, one-third or more of the votes attaching to all of the issued shares of the body corporate or of another body corporate which has control of it (provided that where two or more persons acting in concert satisfy either of the above conditions, they are each to be taken as having control of the body corporate);

-    "Bermuda" means the Islands of Bermuda;

- "Board" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

- "Business Day" means a day on which banks are open for the transaction of general banking business in each of Oslo, Norway, New York, USA and Hamilton, Bermuda;

- "Company" means the company incorporated in Bermuda under the name of Golar LNG Limited on the 10th day of May, 2001;

- "Companies Acts" means every Bermuda statute from time to time in force concerning limited companies insofar as the same applies to the Company;

- "Extraordinary Resolution" means a resolution passed by a majority of not less than two-thirds of the votes cast at a general meeting of the Company;

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-    "Listing Exchange" means any stock exchange or quotation system upon which any of the shares of the Company are listed from time to time;

- "Ordinary Resolution" means a resolution passed by a simple majority of votes cast at a general meeting of the Company;

-    "Oslo Stock Exchange" means the Oslo Stock Exchange;

-    "paid up" means paid up or credited as paid up;

- "Register" means the Register of Shareholders of the Company and includes any branch Register;

- "Registered Office" means the registered office for the time being of the Company;

- "Registrar" means Christiania Bank og Kreditkasse ASA, Verdipapirservice, or such other person or body corporate who may from time to time be appointed by the Board in place of Christiania Bank og Kreditkasse ASA, Verdipapirservice, as Registrar of the Company under these Bye-laws;

- "Registration Office" means the place where the Board may from time to time determine to keep a branch Register of Shareholders and where (except in cases where the Board otherwise directs) the transfer and documents of title are to be lodged for registration;

- "Seal" means the common seal of the Company and includes any duplicate thereof;

- "Secretary" includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary; 3

-    "Shareholder" means a shareholder of the Company;

- "these Bye-Laws" means these Bye-Laws in their present form or as from time to time amended;

- "VPS" means "Verdipapirsentralen", the computerized central share registry maintained in Oslo, Norway for bodies corporate whose shares are listed for trading on the Oslo Stock Exchange, and includes any successor registry;

- for the purpose of these Bye-Laws a body corporate shall be deemed to be present in person if its representative duly authorized pursuant to the Companies Acts is present;

- words importing the singular number also include the plural number and vice versa;

- words importing the masculine gender also include the feminine and neuter genders respectively;

- words importing persons also include companies and associations or bodies of persons, whether corporate or unincorporated;

- references to writing shall include typewriting, printing, lithography, facsimile, photography and other modes of reproducing or reproducing words in a legible and non-transitory form;

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-    unless otherwise defined herein, any words or expressions defined in the
     Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be);

- headings in these Bye-Laws are inserted for convenience of reference only and shall not affect the construction thereof.

REGISTERED OFFICE

2. The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

SHARE RIGHTS

3. Subject to the Companies Acts and any special rights conferred on the holders of any other share of class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Ordinary Resolution determine.

4. Subject to the Companies Acts, any preference shares may, with the sanction of an Ordinary Resolution, be issued on terms:

(a) that they are to be redeemed on the happening of a specified event or on a given date; and/or

(b)  that they are liable to be redeemed at the option of the Company; and/or

(c) if authorized by the Memorandum/Incorporating Act of the Company, that they are liable to be redeemed at the option of the holder.

     The terms and manner of redemption shall be either as the Company may in general meeting determine or, in the event that the Company in general meeting may have so authorized, as the Board of Directors or any committee thereof may by resolution determine before the issuance of such shares.

MODIFICATION OF RIGHTS

5. Subject to the Companies Acts, all or any of the rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy-five percent in nominal value of the issued shares of that class or with the sanction of a resolution passed by a majority of seventy-five percent of the votes cast at a separate general meeting of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that:

(a) the necessary quorum at any such meeting shall be two or more persons (or in the event that there is only one holder of the shares of the relevant class, one person) holding or representing by proxy in the aggregate at least one third in nominal value of the shares of the relevant class;

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(b)  every holder of shares of the relevant class present in person or by proxy shall be entitled on a poll to one vote for every such share held by him;
     and

(c) any holder of shares of the relevant class present in person or by proxy may demand a poll.

6. The rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

SHARES

7. Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration and upon such terms and conditions as the Board may determine.

8. The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

9. Except as ordered by a court of competent jurisdiction, as required by law or as otherwise provided in these Bye-Laws, no person shall be recognized by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognize (even when having notice thereon) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

10. No shares shall be issued until they are fully paid except as may be prescribed by an Ordinary Resolution.

CERTIFICATES

11. The preparation, issue and delivery of certificates shall be governed by the Companies Acts. A person whose name is entered in the Register as the holder of any shares shall be entitled to receive within two months of a demand for same a certificate for such shares under the Seal of the Company as prima facie evidence of title of such person to such shares. In the case of a share held jointly by several persons, delivery of a certificate for such share to one of several joint holders shall be sufficient delivery to all.

12. If a share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence, indemnity and payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

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13. All certificates for share or loan capital or other securities of the
Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

LIEN

14. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Companys lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

15. The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment has been served on the holder for the time being of the share.

16. The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the Board may authorize some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

17. The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least seven days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

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18. A call may be made payable by installments and shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed.

19. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

20. If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

21. Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non- payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

22. The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

FORFEITURE OF SHARES

23. If a Shareholder fails to pay any call or installment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or installment remains unpaid serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

24. The notice shall name a further day (not being less than fourteen days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or installment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, reference in these Bye-Laws to forfeiture shall include surrender.

25. If the requirements of any such notice as aforesaid are not compiled with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or installments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect.

Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

26. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

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27. A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and, at any time before a sale, re-allotment or disposition, the forfeiture may be canceled on such terms as the Board may think fit.

28. A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

29. An affidavit in writing that the deponent is a Director or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorize some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

REGISTER OF SHAREHOLDERS

30. The Secretary shall establish and maintain the Register of Shareholders at the Registered Office in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register of Shareholders shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 9.

31. Subject to the Companies Act, the Company may keep a branch Register of Shareholders in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such Register and maintaining a Registration Office in connection therewith.

REGISTER OF DIRECTORS AND OFFICERS

32. The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

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TRANSFER OF SHARES

33. Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable and to the provisions of any applicable United States securities laws including without limitation the United States Securities Act, 1933, as amended, and the rules promulgated thereunder, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve

34. The instrument of transfer of a share shall be signed by or on behalf of the transferor and, where any share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Should the Company be permitted to do so under the laws of Bermuda, the Board may, either generally or in any particular case, upon request by the transferor or the transferee, accept mechanically or electronically (including a transfer by a London Stock Exchange nominee to whom no certificate was issued) executed transfer and may also make such regulations with respect to transfer in addition to the provisions of these Bye-Laws as it considers appropriate. The Board may, in its absolute discretion decline to register any transfer of any share which is not a fully-paid share.

- The Board shall decline to register the transfer of any share, and shall direct the Registrar to decline (and the Registrar shall decline) to register the transfer of any interest in any share held through the VPS, to a person where the Board is of the opinion that such transfer might breach any law or requirement of any authority or any Listing Exchange until it has received such evidence as it may require to satisfy itself that no such breach would occur.

- The Board may decline to register the transfer of any share, and may direct the Registrar to decline (and the Registrar shall decline if so requested) to register the transfer of any interest in any share held through the VPS, if the registration of such transfer would be likely, in the opinion of the Board, to result in fifty percent or more of the aggregate issued share capital of the Company or shares of the Company to which are attached fifty percent or more of the votes attached to all outstanding shares of the Company being held or owned directly or indirectly, (including, without limitation, through the VPS) by a person or persons resident for tax purposes in a jurisdiction which applies a controlled foreign company tax legislation or a similar tax regime which, in the Board's opinion, will have the effect that Shareholders are taxed individually for a proportion of the Company's profits (a "CFT Jurisdiction"), provided that this provision shall not apply to the registration of shares in the name of the Registrar as nominee of persons whose interests in such shares are reflected in the VPS, but shall apply, mutatis mutandis, to interests in shares of the Company held by persons through the VPS.

- For the purposes of this Bye-Law 34, each Shareholder (other than the Registrar in respect of those shares registered in its name in the Register as nominee of persons whose interests in such shares are reflected in the
     VPS) shall be deemed to be resident for tax purposes in the jurisdiction specified in the address shown in the Register for such Shareholder, and each person whose interests in shares are reflected in the VPS shall be deemed to be resident for tax purposes in the jurisdiction specified in the address shown in the VPS for such person. If such Shareholder or person is not resident for tax purpose in such jurisdiction or if there is a subsequent change in his residence for

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     tax purposes, such Shareholder shall notify the Company immediately of his residence for tax purposes.

- Where any Shareholder or person whose interests in shares are reflected in the VPS fails to notify the Company in accordance with the foregoing, the Board and the Registrar may suspend sine die such Shareholder's or person's entitlement to vote or otherwise exercise any rights attaching to the shares or interests therein and to receive payments of income or capital which become due or payable in respect of such shares or interests and the Company shall have no liability to such Shareholder or person arising out of the late payment or non-payment of such sums and the Company may retain such sums for its own use and benefit. In addition to the foregoing the Board and the Registrar may dispose of the shares in the Company or interests herein of such Shareholder or person at the best price reasonably obtainable in all the circumstances. Where a notice informing such Shareholder or person of the proposed disposal of his shares or interests therein has been served, his shares or interest therein may not be transferred otherwise than in accordance with this Bye-Law 34 and any other purported transfer of such shares or interests therein shall not be registered in the books of the Company or the VPS and shall be null and void.

- The provision of these Bye-Laws relating to the protection of purchaser of shares sold under lien or upon forfeiture shall apply mutatis mutandis to a disposal of shares or interests therein by the Company or the Registrar in accordance with this Bye-Law.

- Without limiting the generality of the foregoing, the Board may also decline to register any transfer unless:-

     (i) the instrument of transfer is duly stamped and lodged with the Company accompanied by the certificate for the shares to which it relates if any and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

     (ii)  the instrument of transfer is in respect of only one class of share;
           and

     (iii) where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

- Subject to any directions of the Board from time to time in force the Secretary may exercise the powers and discretion of the Board under this Bye-Law 34 and Bye-Laws 33 and 35.

- If fifty percent or more of the aggregate issued share capital of the Company or shares to which are attached fifty percent or more of the votes attached to all outstanding shares of the Company are found to be held or owned directly or indirectly (including, without limitation, through the VPS) by a person or persons resident for tax purposes in a CFT Jurisdiction, other than the Registrar in respect of those shares registered in its name in the Register as nominee of persons whose interests in such shares are reflected in the VPS, the Board shall make an announcement to such effect through the Listing Exchange(s), and the Board and the Registrar shall thereafter be entitled and required to dispose of such number of shares of the Company or interests therein held or owned by such persons as will result in the percentage of the aggregate issued share capital of the Company held or owned as aforesaid being less than fifty percent, and, for these purposes, the Board and the Registrar shall in such case dispose of shares or interests

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     therein owned by persons resident for tax purposes in the CFT Jurisdiction in question on the basis that the shares or interests therein most recently acquired shall be the first to be disposed of (i.e. on the basis of last acquired first sold) save where there is a breach of the obligation to notify tax residency pursuant to the foregoing, in which event the shares or interests therein of the person in breach thereof shall be sold first. Shareholders shall not be entitled to raise any objection to the disposal of their shares, but the provisions of these Bye-Laws relating to the protection of purchasers of shares sold under lien or upon forfeiture shall apply mutatis mutandis to any disposal of shares or interests therein made in accordance with this Bye-Law.

35. If the Board declines to register a transfer it shall, within sixty days after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

36. No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

TRANSMISSION OF SHARES

37. In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognized by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law 37, "estate representative" means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognized by the Company for the purpose of this Bye-Law.

38. Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall signify his election by signing an instrument of transfer of such share in favor of that other person. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer shared by such Shareholder.

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39. A person becoming entitled to a share in consequence of the death of a
Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

40. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 37, 38 and 39.

INCREASE OF CAPITAL

42. The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Ordinary Resolution shall prescribe.

44. The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

ALTERATION OF CAPITAL

45. The Company may from time to time by Ordinary Resolution:

(a) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

(b) consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

(c) sub-divide its shares or any of them into shares of smaller amount than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, un paid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

(d) make provision for the issue and allotment of shares which do not carry any voting rights;

(e) cancel shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled;

(f) change the currency denomination of its share capital.

Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law 45, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and, for this purpose, the Board may authorize some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

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46. Subject to the provisions of the Companies Act and to any confirmation or consent required by law or these Bye-Laws, the Company may be Ordinary Resolution from time to time convert any preference shares into redeemable preference shares.

47. The Company may from time to time purchase its own shares on such terms and in such manner as may be authorized by the Board of Directors, subject to the rules, if applicable, of the Listing Exchange(s).

     In the event the Company conducts a tender offer for its shares, any such offer which is made through the facilities of any or all Listing Exchange(s) shall be expressed as being conditional upon no Shareholders or persons resident for tax purposes in a CFT Jurisdiction owning or controlling fifty percent or more of the issued share capital or the votes attaching to the issued and outstanding share capital of the Company following such purchase.

     Any share so purchased shall be treated as cancelled, and the amount of the Company's issued share capital shall be diminished by the nominal value of the shares purchased, but such purchase shall not be taken as reducing the amount of the Company's authorized share capital.

REDUCTION OF CAPITAL

48. Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Ordinary Resolution authorize the reduction of its issued share capital or any capital redemption reserve fund or any share premium or contributed surplus account in any manner.

49. In relation to any such reduction the Company may be Ordinary Resolution determine the terms upon which such reduction is to be effected, including, in the case of a reduction of part only of a class of shares, those shares to be affected.

GENERAL MEETINGS

50. The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places subject to the limitation set out below as the Board shall appoint. The Board may whenever it thinks fit, and shall when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General Meetings. Any such Annual or Special General Meeting shall be held at any place other than in a CFT Jurisdiction.

NOTICE OF GENERAL MEETINGS

51. An Annual General Meeting shall be called by not less than seven days notice in writing and a Special General Meeting shall be called by not less than seven days notice in writing. The notice period shall be exclusive of the day on which the notice is served or deemed to be served and of the day on which the meeting to which it relates is to be held and shall specify the place, day and time of the meeting, and in the case of a Special General Meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 127 and 128 to all Share holders. Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:

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(a) in the case of a meeting called as an Annual General Meeting by all the
Shareholders entitled to attend and vote thereat;

(b) in the case of any other meeting by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent in nominal value of the shares giving that right; provided that notwithstanding any provision of these Bye-Laws, no Shareholder shall be entitled to attend any general meeting unless notice in writing of the intention to attend and vote in person or by proxy signed by or on behalf of the Shareholder (together with the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof) addressed to the Secretary is deposited (by post, courier, facsimile transmission or other electronic means) at the Registered Office at least 48 hours before the time appointed for holding the general meeting or adjournment thereof.

52. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to or the non-receipt of notice of a meeting or such instrument of proxy by any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

53. The Board may convene a Special General Meeting whenever it thinks fit. A Special General Meeting shall also be convened by the Board on the written requisition of Shareholders holding at the date of the deposit of the requisition not less than one tenth in nominal value of the paid-up capital of the Company which as at the date of the deposit carries the right to vote at a general meeting of the Company. The requisition must state the purposes of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company, and may consist of several documents in like form each signed by one or more of the requisitionists.

PROCEEDINGS AT GENERAL MEETING

54. No business shall be transacted at any general meeting unless the requisite quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, the quorum at any general meeting shall be constituted by one or more shareholders, either present in person or represented by proxy, holding in the aggregate shares carrying 33 1/3% of the voting rights entitled to be exercised at such meeting.

55. If within five minutes (or such longer time as the chairman of the meeting may determine to wait) - after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two Shareholders or, in the event that there is only one Shareholder, one Shareholder, present in person or by proxy (whatever the number of shares held by them) shall be a quorum. The Company shall give not less than five days notice of any meeting adjourned through want of a quorum and such notice shall state that two Shareholders or, in the event that there is only one Shareholder, one Shareholder, present in person or by proxy (whatever the number of shares held by them) shall be a quorum.

                                     - 13 -
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56. A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such meeting shall constitute presence in person at such meeting.

57. Each Director and the Company's auditor and Secretary shall be entitled to attend and speak at any general meeting of the Company.

58. The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every general meeting. If there is no such Chairman or President, or if at any meeting neither the Chairman nor the President is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

59. The chairman of the meeting may, with the consent of those present at any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

60. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

VOTING

61. Save where as greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by Ordinary Resolution.

62. The Board may, with the sanction of an Ordinary Resolution, amalgamate the Company with another company (whether or not the Company is the surviving company and whether or not such an amalgamation involves a change in the jurisdiction of the Company).

63. At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by;

(a) the chairman of the meeting; or

(b) at least three shareholders present in person or represented by proxy; or

(c) any shareholder or shareholders present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the shareholders having the right to vote at such meeting; or

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(d) a shareholder or shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to at least one-tenth of the total sum paid up on all such shares conferring such right.

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the Minute Book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such resolution.

64. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forth with. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three months after the date of the demand) and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

65. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll whichever is the earlier.

66. On a poll, votes may be cast either personally or by proxy.

67. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

68. If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

69. In the case of any equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote.

70. Subject to the provisions of these Bye-Laws and to any special rights or restrictions as to voting for the time being attached to any shares, every Shareholder who is present in person or by proxy or proxies shall have one vote for every share of which he is the holder.

71. In the case of joint holders of a share, the vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

72. A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

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73. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

74. If (i) any objection shall be raised to the qualification of any voter or
(ii) any votes have been counted which ought not to have been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES

75. A Shareholder may appoint one or more proxies to attend at a general meeting of the Company and to vote on his behalf and proxies appointed by a single Shareholder need not all exercise their vote in the same manner. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorized by him in writing or, if the appointor is a body corporate, either under its seal or under the hand of an officer, attorney or other person authorized to sign the same.

76. Any Shareholder may appoint a standing proxy or (if a body corporate) representative by depositing at the Registered Office a proxy or (if a body corporate) an authorization and such proxy or authorization shall be valid for all general meetings and adjournments thereof until notice of revocation is received at the Registered Office. Where a standing proxy or authorization exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect of which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorization and the operation of any such standing proxy or authorization shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

77. Subject to Bye-Law 76, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office, at the place of the meeting, or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment, or, in either case, in any document sent therewith, prior to the holding of the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequent to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid.

78. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at that meeting. The instrument of proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

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79. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office, the place of the meeting or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

80. Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorizations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings.

APPOINTMENT AND REMOVAL OF DIRECTORS

82. The number of Directors shall be such number not less than two as the Company by Ordinary Resolution may from time to time determine and each Director shall hold office until the next annual general meeting following his election or until his successor is elected.

83. The Company shall at the Annual General Meeting and may in a general meeting by Ordinary Resolution determine the minimum and the maximum number of Directors and may by Ordinary Resolution determine that one or more vacancies in the Board shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company in any general meeting in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy.

84. The Company may in a Special General Meeting called for that purpose remove a Director provided notice of any such meeting shall be served upon the Director concerned not less than fourteen days before the meeting and he shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the Meeting by the election of another person as Director in his place or, in the absence of any such election, by the Board.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

85. The office of a Director shall be vacated upon the happening of any of the following events:

(a) if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

(b) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that he shall be removed from office;

(c) if he becomes bankrupt or compounds with his creditors;

(d) if he is prohibited by law from being a Director; or

(e) if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.

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ALTERNATE DIRECTORS

86. (a) The Company may by Ordinary Resolution elect a person or persons qualified to be Directors to act as Directors in the alternative to any of the Directors of the Company or may authorize the Board to appoint such Alternate Directors and a Director may appoint and remove his own Alternate Director.

Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may be removed by Ordinary Resolution of the Company and, if appointed by the Board, may be removed by the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

(b) A Director may at any time, by notice in writing signed by him delivered to the Registered Office of the Company or at a meeting of the Board, appoint any person (including another Director) to act as Alternate Director in his place during his absence and may in like manner at any time determine such appointment. If such person is not another Director such appointment unless previously approved by the Board shall have effect only upon and subject to being so approved. The appointment of an Alternate Director shall determine on the happening of any event which, were he a Director, would cause him to vacate such office or if his appointor ceases to be a Director.

DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES

87. The amount, if any, of Directors' fees shall from time to time be determined by the Company by Ordinary Resolution and in the absence of a determination to the contrary in general meeting, such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable traveling, hotel and incidental expenses properly incurred in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other of these Bye-Laws.

DIRECTORS' INTERESTS

88. (a) A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other of these Bye-Laws.

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(b) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

(c) Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is otherwise interested and may be a director or other officer of, employed by, a party to any transaction or arrangement with, or otherwise interested in any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other body corporate held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favor of any resolution appointing the Directors or any of them to be directors or officers of such other body corporate, or voting or providing for the payment of remuneration to the directors or officers of such other body corporate.

(d) So long as, where it is necessary, he declares the nature of his interest at the first opportunity as a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

(e) Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

POWER AND DUTIES OF THE BOARD

89. Subject to the provisions of the Companies Acts and these Bye-Laws and to any directions given by the Company in general meeting, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

90. The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

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91. All checks, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

92. The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person in connection with the provision of pensions.

93. The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any, whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lien of his remuneration as a Director.

DELEGATION OF THE BOARD'S POWERS

94. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such power, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Board may revoke or vary any such delegation of power, but no person dealing in good faith with such delegate without notice of such revocation or variation shall be affected by such revocation or variation.

95. The Board may entrust to and confer upon any Director or officer or, without prejudice to the provisions of Bye-Law 97, other individual any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

96. The Board may delegate any of its powers, authorities or discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and

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discretions so delegated, conform to any regulations which may be imposed upon it by the Board. The Board may revoke or vary any such delegation of its powers, authorities and discretions, but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

PROCEEDINGS OF THE BOARD

97. The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit, provided that Board meetings are to be held outside CFT Jurisdictions. Questions arising at any meeting shall be determined by a majority of votes cast. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting.

98. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting either prospectively or retrospectively.

99. (a) The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be individuals constituting a majority of the Board. Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

(b) Subject to the provisions of Bye-Law 89, a Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

100. So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

101. The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every meeting of the Board. If there is no such Chairman or President, or if at any meeting neither the Chairman nor the President is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

102. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

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103. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

104. A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. A meeting of the Board or committee appointed by the Board held in the foregoing manner shall be deemed to take place at the place where the largest group of participating Directors or committee members has assembled or, if no such group exists, at the place where the chairman of the meeting participates. The Board or relevant committee shall use its best endeavours to ensure that any such meeting is not deemed to have been held in a CFT Jurisdiction, and the fact that one or more Directors may be present at such teleconference by virtue of his being physically in a CFT Jurisdiction shall not deem such meeting to have taken place in such jurisdiction.

105. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorized by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorized.

OFFICERS

106. The officers of the Company shall include a President and a Vice-President who shall be Directors and shall be elected by the Board as soon as possible after the statutory meeting and each annual general meeting. In addition, the Board may appoint one of the Directors to be Chairman of the Board and any person, whether or not he is a Director to hold such other office (including any additional Vice-Presidencies) as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Board.

MINUTES

107. The Directors shall cause minutes to be made and books kept for the purpose of recording:

(a) all appointments of officers made by the Directors;

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(b) the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee;

(c) all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of committees; and

(d) all proceedings of managers (if any).

SECRETARY

108. The Secretary shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary so appointed may be removed by the Board.

The duties of the Secretary shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

109. A provision of the Companies Acts or these Bye-Laws requiring or authorizing a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

110. (a) The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the center thereof. Should the Seal not have been received by the Registered Office in such form at the date of adoption of these Bye-Laws then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company and the country and year of incorporation typewritten across the center thereof.

(b) The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee of the Board authorized by the Board in their behalf. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be signed by a Director and by the Secretary or by a second Director; provided that the Secretary or a Director may affix a Seal over his signature only to authenticate copies of these Bye-Laws, the minutes of any meeting or any other documents requiring authentication.

DIVIDENDS AND OTHER PAYMENTS

111. The Board may from time to time declare cash dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests including interim dividends as appear to the Board of justified by the position of the Company. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company in the opinion of the Board, justifies such payment.

112. Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a) all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

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(b) dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

113. The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

114. No dividend, distribution or other moneys payable by the Company on or in respect of any share bear interest against the Company unless otherwise provided by the rights attached to such share.

115. Any dividend distribution, interest or other sum payable in cash to the holder of shares may be paid by check or warrant sent through the mail addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk, and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders.

116. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company, and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

117. The Board may direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets and, in particular, of paid up shares or debentures of any other body corporate, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient and, in particular, may authorize any person to sell and transfer any fractions or may ignore fractions altogether and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the basis of the value so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board.

RESERVES

118. The Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

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CAPITALIZATION OF PROFITS

119. The company may, upon the recommendation of the Board, at any time and from time to time resolve by Ordinary Resolution to the effect that it is desirable to capitalize all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account or any capital redemption reserve fund and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, provided that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted, distributed and credited as fully paid among such Shareholders, or partly in one way or partly in the other, and the Board shall give effect to such resolution, provided that for the purpose of this Bye-Law, a share premium account and a capital redemption reserve fund may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid and provided further that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.

120. Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorize any person to sell and transfer any fractions, may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so, or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES

121. Notwithstanding any other provision of these Bye-Laws the Directors may fix any date as the record date for:

(a) determining the Members entitled to receive any dividend or other distribution and such record date may be on, or not more than 30 days before or after, any date on which such dividend or distribution is declared;

(b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

ACCOUNTING RECORDS

122. The Board shall cause to be kept accounting records sufficient to give a fair presentation in all material respects of the state of the Company's affairs and to show and explain its transactions in accordance with the Companies Acts.

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123. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit and shall at all times be open to inspection by the Directors; PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Director to ascertain with reasonable accuracy the financial position of the Company at the end of each three-month period. No Shareholder (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as required by any Listing Exchange, by law, by regulations or as authorized by the Board or by Ordinary Resolution.

124. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditor's report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

AUDIT

125. Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine, save that the fees of the auditor shall be determined by Ordinary Resolution.

SERVICE OF NOTICES AND OTHER DOCUMENTS

126. Any notice or other document (including a share certificate) shall be in writing (except where otherwise expressly stated) and may be served on or delivered to any Shareholder by the Company either personally or by sending it through the mail (by airmail where applicable) in a prepaid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by mail shall be deemed to have been served or delivered two Business Days after it was put in the mail; and, in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the mail.

127. Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served two Business Days after its dispatch.

128. Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has received notice of the death or bankruptcy or name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

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WINDING UP

129. If the Company shall be wound up, the liquidator may, with the sanction of an Extraordinary Resolution and any other sanction required by the Companies Acts, divide among the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY

130. Subject to the proviso below every person who is or was a Director, officer of the Company or member of a committee constituted under Bye-Law 96 (the "Company Indemnitee") or who is or was a director or officer of any of the Company's subsidiaries ("Subsidiary Indemnitee") shall be indemnified out of the funds of the Company against all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, officer of the Company or committee member, or as a director or officer of any of the Company's subsidiaries and the indemnity contained in this Bye-Law shall extend to any person acting as a Director, officer of the Company or committee member, or as a director or officer of any of the Company's subsidiaries in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

131. Every Company Indemnitee or Subsidiary Indemnitee shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Company Indemnitee or Subsidiary Indemnitee in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

132. To the extent that any Company Indemnitee or Subsidiary Indemnitee is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge. The expenses incurred by the Company Indemnitee or Subsidiary Indemnitee pursuant to Bye-Laws 130 and 131 in any threatened or pending legal suits or proceedings shall be paid by the Company in advance upon the written request of the Company Indemnitee or Subsidiary Indemnitee upon proper documentation of such costs having been incurred. The same indemnity applies to expenses incurred in any proceedings where such Company Indemnitee or Subsidiary Indemnitee is a party or threatened to be made a party to any legal suits or proceedings by or in the rights of the Company or any of the Companys subsidiaries to procure a judgment in its favor by reason of the fact that the Company Indemnitee or Subsidiary Indemnitee is or was such Company Indemnitee or Subsidiary Indemnitee. Provided, however, that the Company Indemnitee or

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Subsidiary Indemnitee shall under take to repay such amount to the extent that it is ultimately determined that the Company Indemnitee or Subsidiary Indemnitee is not entitled to indemnification.

133. Subject to the Companies Acts, the Company may purchase and maintain for any Company Indemnitee or Subsidiary Indemnitee, insurance against any liability arising in connection with his office with the Company or any of the Company's subsidiaries.

134 The Company shall indemnify its officers and directors to the fullest extent possible except as prohibited by the Companies Act. Without limiting the foregoing, the Officers and Directors (such term to include, for the purposes of this Bye-law, any alternate director or any person appointed to any committee by the Board or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any subsidiary of the Company) and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of which such person is, or may be, found guilty of fraud or dishonesty.

135 The Company may purchase and maintain insurance to protect itself and any Director, Officer or other person entitled to indemnification pursuant to these Bye-laws to the fullest extent permitted by law.

136 All reasonable expenses incurred by or on behalf of any person entitled to indemnification pursuant to these Bye-laws in connection with any proceeding shall be advanced to such person by the Company within twenty
     (20) business days after the receipt by the Company of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such person and, if required by law or requested by the Company at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such person to repay the amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified against such expenses pursuant to these Bye-laws.

137 The right of indemnification and advancement of expenses provided in these Bye-laws shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of these Bye-laws shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under these Bye-laws and shall be applicable to proceedings commenced or continuing after the adoption of these Bye-laws, whether arising from acts or omissions occurring before or after such adoption. Any repeal or modification of the foregoing provisions of this section shall not adversely affect any right or protection existing at the time of such repeal or modification.

138 The Company and each Shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Company, against any Director or Officer, and no Director or Officer shall have any liability for monetary damages, on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, provided that such waiver shall not extend to any matter in respect of which such person is, or may be, found guilty of fraud or dishonesty.

139 The Board may provide indemnification and advancement of expenses to the employees of the Company for their acts or omissions as the Board may, from time to time, determine.

ALTERATION OF BYE-LAWS

140. These Bye-Laws may be amended from time to time in the manner provided for in the Companies Acts, provided that any such amendment shall only become operative to the extent that it has been confirmed by Ordinary Resolution.

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                                    BYE-LAWS


                                       OF


                                GOLAR LNG LIMITED

We, being the subscribers to the Memorandum of Association of the above company hereby subscribe to the above written Bye-Laws pursuant to section 13(4) of the Companies Act 1981.

     NAME                                       SIGNATURE


     A. Shaun Morris                            /s/ A. Shaun Morris
     -------------------------                  -------------------------


     Rachael M. Lathan                          /s/ Rachael M. Lathan
     -------------------------                  -------------------------


     Donna S. Outerbridge                       /s/ Donna S. Outerbridge
     -------------------------                  -------------------------


     Joy F. Thompson                            /s/ Joy F. Thompson
     -------------------------                  -------------------------

                        Dated this 10th day of May 2001.

                                GOLAR LNG LIMITED

                          UNANIMOUS WRITTEN RESOLUTIONS

The undersigned, being all the Directors of Golar LNG Limited (the "Company"), a company incorporated in the Islands of Bermuda, pursuant to Bye-law 103 of the Company's Bye-laws HEREBY ADOPT the following resolutions effective May 21, 2001. These Unanimous Written Resolutions may be executed in counterparts, and a copy shall be inserted into the Company's Minute Book. Any action taken herein shall be of the same force and effect as if adopted at a duly convened meeting of the Board of Directors (the "Board" or the "Directors") of the Company.

WHEREAS, the Company wishes to establish a sub-register of its register of members in the Norwegian paperless securities system (the "VPS") to be operated by Christiania Bank og Kreditkasse ASA ("CBK") and it is proposed that the Company enter into a sub-registrar agreement with CBK (the "Sub-Registrar Agreement").

WHEREAS, the Company intends to purchase all of Osprey Maritime Ltd.'s ("Osprey") LNG related activities which inter alia, includes five wholly and one part owned LNG tanker vessel, a management organization, several management agreements and a newbuilding contract for a further LNG tanker with an option to contract another vessel for a purchase price of no less than US$512,500,000 (as further detailed in the proposed agreement documenting the terms of the purchase (the "Purchase Agreement"));

WHEREAS, the Company intends to purchase a newbuilding contract for an LNG tanker with an option to contract one further vessel and a letter agreement providing an option to contract a further two LNG tankers from Seatankers Management Co. Ltd. ("Seatankers") at a purchase price of no less than US$2,500,000 (as further detailed in the proposed agreement documenting the terms of the purchase (the "Sale and Purchase Agreement"));

WHEREAS, the Company proposes to part finance the acquisition of Osprey's LNG business and the contracts to be acquired from Seatankers by way of a private placement (the "Placement") of up to 56,000,000 ordinary shares of US$1.00 par value at a subscription price of US$5.00 with its parent company, Osprey, a group of professional investors composed by US Accredited Investors (as defined in Regulation D of the United States Securities Act 1933) and non-US investors of similar statute;

WHEREAS, the Company has agreed to engage the services of Orkla Enskilda Securities ASA and Fearnley Fonds ASA as advisors (the "Advisors") to the Company in relation to and management of the Placement and it is proposed that the Company enter into a mandate agreement (the "MANDATE AGREEMENT") with the Advisors;

WHEREAS, the Company, in order to assume all of Osprey's and Seatankers' rights and obligations under the contracts for newbuildings to be acquired will need to execute certain novation agreements (the "NOVATION AGREEMENTS") with the relevant yards;

WHEREAS, the Company intends to establish single purpose subsidiaries as Liberian limited companies for the purpose of assuming the obligations under each of the newbuilding contracts to be acquired from Osprey and Seatankers;

WHEREAS, the Company intends to assist Osprey with the financing of the first installment due under the newbuilding contract to acquired by way of having a subsidiary, to be formed, provide Osprey with an interest free loan in the amount of approximately US$32,000,000;

WHEREAS, the Company intends to finance the loan to be provided by the subsidiary to Osprey with a loan to the subsidiary in the amount of US$32,000,000 to be provided by Christiania Bank og Kreditkasse ASA and it is propose that the Company enter into a loan agreement (the "Loan Agreement") with CBK in connection with this loan;

WHEREAS, Christiania Bank og Kreditkasse ASA has required that the Company's obligation to repay the loan of US$32,000,000 is guaranteed by Greenwich Holdings Ltd. ("Greenwich");

WHEREAS, Hemen Holding Ltd. ("Hemen") is the sole shareholder of the Company and WHEREAS Osprey, Seatankers, Hemen and Greenwich are all affiliated with the Company by virtue of the fact that they are each controlled by Mr. John Fredriksen.

WHEREAS, the Company intends to apply for a listing of its shares on the Oslo Stock Exchange;

WHEREAS, in order to further the objectives referred to above, it is necessary for the Company to enter into the following agreements (hereinafter collectively referred to as the "Agreements");

a. the Mandate Agreement with Orkla Enskilda Securities ASA and Fearnley Fonds ASA;

b.   the Purchase Agreement with Osprey;

c.   the Sale and Purchase Agreement with Seatankers;

d.   a duplicate subscription agreement with each participant in the Placement;

e.   the Sub-Registrar Agreement with Christiania Bank og Kreditkasse ASA;

f.   the Loan Agreement with Christiania Bank og Kreditkassee ASA;

g. Novation Agreements with (i) Daewoo Shipbuilding and Engineering Corporation Ltd., (ii) Hyundai Corporation and Hyundai Heavy Industries Co. Ltd. and (iii) Samsung Heavy Industries;

WHEREAS, draft copies of the agreements referred to in (a), (b), (c) and (d) above have been produced to the Directors and the Directors hereby confirm that each carefully consider the obligations to be undertaken by the Company pursuant to the transactions contemplated by each of these agreements;

WHEREAS, the Directors have been informed of the main terms and conditions relevant to the agreements referred to in (e), (f) and (g) above and have carefully considered the obligations to be undertaken by the Company pursuant to the transactions contemplated by each of these agreements.

WHEREAS, in order to facilitate the Placement of its shares as referred to above, it is necessary for the Company to increase its authorised capital.

WHEREAS it is necessary for the Company to increase the number of Directors on its Board of Directors, Messrs Morris and Counsell identified below having agreed to act.

After due consideration it is hereby RESOLVED as follows:-

1. that the above described transactions be and they are hereby approved as being in the best interests of the Company, and the actions of the Directors, Officers and agents of the Company acting individually or together with another or others to date in connection therewith be and are hereby approved, ratified and confirmed;

2. that the Agreements are and each one is hereby approved, confirmed and ratified, and that any director or officer of the Company and any of the attorneys hereinafter mentioned be authorised on behalf of the Company to sign, execute under the common seal of the Company, his personal seal or otherwise, as appropriate, and deliver the Agreements and any amendments or supplements thereto which such officer or attorney may in his absolute discretion deem necessary or desirable and any and all other documents, instruments or things to be entered into or done in connection therewith and with the arrangements contemplated thereby;

3. that the actions of the Directors acting individually or together with another or others to date in negotiating, entering into, agreeing, executing and delivering the Agreements for and on behalf of the Company, and the performance by the Directors acting individually or together with another or others to date of all acts deeds and things whatsoever in connection with any amendments or modifications to the Agreements be and they are hereby approved, confirmed and ratified;

4. that the Directors and Officers of the Company acting individually or together with another or others be and they are hereby authorised to do all such other acts, deeds and things as the Company itself may lawfully do howsoever arising in connection with Agreements in the performance of the Company's obligations thereunder or the furtherance of the intentions, expressed in the foregoing resolutions, including but not limited to, the execution and delivery of any other agreements, deeds, documents or certificates as the individual or individuals acting may in his or their absolute discretion approve, such approval to be conclusively evidenced by his or their execution thereof;

5. that the Directors hereby confirm that on the date from which the Company or the relevant subsidiary is to provide the US$32,000,000 interest free loan to Osprey, there are reasonable grounds for believing that the Company is, and after the giving of such financial assistance will be able to pay its liabilities as they become due and accordingly pursuant to section 39A
     (2A) of the Companies Act 1981 of Bermuda the giving of such financial assistance is not prohibited;

6. that the Company do grant a Power of Attorney to NICHOLAS SHERRIFF, JOHN SAWYER and MARTIN BENNY each of 12 Grosvenor Place, London SWIX 7HH, England. TOR OLAV TROIM, OLA LORENTZON and TOM JEBSEN each of Bryggegt 3, 0112 Oslo, Norway and ERLING LIND of Wiersholm, Mellbye & Bech, Ruselokkveien 26, N-0115 Oslo, Norway appointing each of them as attorneys of the Company (the "Attorney") to act jointly or severally on behalf of the Company and in its name or his or their names for the purpose of signing, executing under hand or his or their personal seals, as appropriate, and delivering the Agreements, it being acknowledged that the execution and delivery of such Agreements or any of them by the Attorney shall be conclusive evidence binding upon the Company of approval by such Attorney and of approval thereof by the Directors of the Company and generally of agreeing executing under hand or his or their personal seals, as appropriate, and doing any and all such other documents, acts or things as may in the entire discretion of such Attorney be appropriate or necessary in connection with the said Agreements or the arrangements contemplated thereby.

7. that the form of power of attorney attached as Appendix 1 hereto be executed on behalf of the Company and that the Common Seal of the Company be affixed thereto in accordance with the provisions of the Company's Bye-Laws;

8. that the Board do hereby recommend to the sole shareholder that the authorised share capital of the Company be increased from US$12,000 to US$100,000,000 by the creation of 99,998,000 additional shares of par value US$1.00 each, provided that this resolution shall not take effect until all the conditions in the Subscription Agreement have been met;

9. that Appleby, Spurling and Kempe be and they are hereby authorised and directed to make application to the Bermuda Regulatory Authorities for permission:-

     (i) for the Company to be exempted from the usual requirement under Part III of the Companies Act 1981 of Bermuda to file a prospectus in connection with the placement; and
     (ii) for the Company to issue up to 56,000,000 of the additional shares created pursuant to the increase in the share capital of the Company referred to in paragraph 7 above to those Subscribers with whom Subscription Agreements will be made;
     (iii) for the Company to reserve 2,000,000 of the authorised but unissued shares as part of option agreements for directors and/or key personnel at 115 percent of the issue price in the Placement.

     and that all action taken to date by Appleby, Spurling & Kempe in connection with the foregoing is hereby approved, ratified and confirmed;

10. that the Directors and Officers of the Company acting individually or together with another be and they are hereby authorised to execute such documents as may be necessary for the purpose of applying for a listing of the Company's shares on the Oslo Stock Exchange;

11. that the Board hereby acknowledges that the Placement of shares in the Company is subject to and conditional upon the requisite permissions referred to in paragraph 9 above being granted by the Bermuda Regulatory Authorities; and

12. that the Board be and they are hereby authorised to agree any other matters whatsoever in connection with the Placement and the matters relating thereto.

13. that Messrs Shaun Morris and Timothy Counsell of Appleby Spurling and Kempe, Attorneys in Bermuda, be approved and appointed as Directors of the Company.


/s/ Tor Olav Troim                                   May 21, 2001
--------------------                                 ------------------
Tor Olav Troim                                       Date


/s/ John Fredriksen                                  May 21, 2001
--------------------                                 ------------------
John Fredriksen                                      Date

                                   APPENDIX I

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that GOLAR LNG LIMITED, (the "Company") a company organised and existing under the laws of Bermuda with its registered office at Mercury House, 101 Front Street, Hamilton HM 12, Bermuda has constituted and appointed NICHOLAS SHERRIFF, JOHN SAWYER and MARTIN BENNY each of 12 Grosvenor Place, London SW1X 7HH, England, TOR OLAV TROIM, OLA LORENTZON and TOM JEBSEN each of Bryggegt 9, 0112 Oslo, Norway and ERLING LIND of Wiersholm, Mellbye & Bech, Ruselokkveien 26, N-0115 Oslo. Norway (the "Attorneys") as the true and lawful Attorneys-in-Fact of the Company so that they may act jointly or severally on behalf of the Company according to the following powers and terms:

1. To negotiate, sign, execute under hand or his or their personal seals, as appropriate, and deliver on behalf of the Company a Mandate Agreement with Orkla Enskilda Securities ASA and Fearnley Fonds ASA (the "Mandate Agreement"), a Purchase Agreement with Osprey Maritime Ltd (the "Purchase Agreement"); a Sale and Purchase Agreement with Seatankers Management Co. Ltd. (the "Sale and Purchase Agreement"), a duplicate subscription agreement with each participant in a private placement (the "Placement") of the Company's shares (the "Subscription Agreements"), a Sub-Registrar Agreement with Christiania Bank og Kreditkasse ASA (the "Sub-Registrar Agreement"), a Loan Agreement with Christiania Bank og Kreditkasse ASA (the "Loan Agreement") and Novation Agreements with (i) Daewoo Shipbuilding and Engineering Corporation Ltd., (ii) Hyundai Corporation and Hyundai Heavy Industries Co. Ltd. and (iii) Samsung Heavy Industries (the Novation Agreements");
2. To negotiate, sign, execute under hand or his or their personal seals, as appropriate, and deliver on behalf of the Company any documents required in connection with the establishment of subsidiaries of the Company.
3. Generally to execute under hand or his or their personal seals, as appropriate, make, sign and do any such other agreements, instruments, documents, matters or things as the Attorney in his absolute discretion deems desirable or expedient in connection with the Placement, the establishment of subsidiaries of the Company and the Mandate Agreement, the Purchase Agreement; the Sale and Purchase Agreement, the Subscription Agreements, the Sub-Registrar Agreement, the Loan Agreement and the Novation Agreements (together the "Agreements") and/or the transactions or arrangements contemplated thereby, and to do any acts, deeds, matters and things whatsoever which in the Attorney's absolute discretion may in any way be requisite or proper for giving full effect to the Placement, the establishment of subsidiaries of the Company and the Agreements and/or the transactions or arrangements contemplated thereby and/or for authenticating and/or giving full effect to the laws and usages of any country whose laws have to be complied with in the carrying out of any of the mandates conferred by this Power of Attorney and to certify on behalf of the Company as true copies all documents required pursuant to the above.
4. For any and all the purposes herein mentioned, as and when the Attorney may deem necessary or expedient, to appear before and make applications to Registrars, Consuls, Consul Agents, Commissioners, Deputy Commissioners, Harbour Masters, Port Officials, Maritime Administrators, Public Registry Officials, Notaries, Customs and Excise and any other authorities.
5. To appoint a substitute to carry out all or any of the objects herein authorised and to revoke any such appointment.

The Company hereby ratifies and confirms and agrees to ratify and confirm whatsoever the Attorney shall do or purpose to do by reason of this presents.

This Power of Attorney shall be valid for a period of 12 months from the date hereof.

This Power of Attorney is governed by the laws of Bermuda.

IN WITNESS WHEREOF GOLAR LNG LIMITED has caused this Power of Attorney to be duly executed this 31st day of May, 2001 in accordance with its constitutional documents and the laws of Bermuda.

The Common Seal of GOLAR LNG LIMITED
was hereunto affixed in the presence of:


                                                                          [SEAL]


/s/ [ILLEGIBLE]                             /s/ [ILLEGIBLE]
---------------------                       --------------------------
Director                                    Secretary

                                GOLAR LNG LIMITED

                          UNANIMOUS WRITTEN RESOLUTIONS

The undersigned, being all the Directors of Golar LNG Limited (the "Company"), a company incorporated in the Islands of Bermuda, pursuant to Bye-law 103 of the Company's Bye-laws, HEREBY ADOPT the following resolutions set out below effective May 31, 2001. These Unanimous Written Resolutions may be executed in counterparts, and a copy shall be inserted into the Company's Minute Book. Any action taken herein shall be of the same force and effect as if adopted at a duly convened meeting of the Board of Directors (the "Board" or the "Directors") of the Company.

WHEREAS

1. The Directors referred to the Unanimous Written Resolutions of the Directors of the Company effective May 21, 2001.

2. As set out in the Unanimous Written Resolutions of the Directors of the Company effective May 19, 2001, the Company proposes to part finance the acquisition of Osprey's LNG business and the contracts to be acquired from Seatankers by way of a private placement (the "Placement") of up to 56,000,000 ordinary shares of US$1.00 par value at a subscription price of US$5.00 and proposes to authorise the issue (the "Share Issue") of up to 56,012,000 ordinary shares of US$1.00 par value to the account of the Company's sub-registrar Christiania Bank og Kreditkasse, Oslo, Norway ("CBK") as nominee for the subscribers to the Placement for subsequent allocation to the VPS accounts of the subscribers and the holder of the current share capital of 12,000 ordinary shares:

3. The Share Issue referred to in 2. above is conditional upon the Company receiving:

     (i)   Requisite approvals from the Bermuda Monetary Authority; and

     (ii) Duly completed subscription agreements for each participant in the Placement

4. The Secretary has confirmed that the Company had adequate authorised and unissued share capital available for issuance in connection with Placement referred to in 2. above.

5. In addition to the part finance of the acquisitions contemplated by the Resolutions referred to in 1. above, the Company proposes to finance the remainder of the acquisition of Osprey's LNG business and the Seatankers' newbuilding contract by way of a loan to be granted to Golar Gas Holding Co. Inc. by a syndicate of banks led by Christiania Bank og Kreditkasse ASA in the amount of US $325,000,000, such loan to be secured against the LNG tanker vessels to be acquired from Osprey, guaranteed by the Company and made available to the Company by way of repayment of debts acquired from Osprey and loans to the Company;

6. In order to further the objectives referred to in 5. above, it is necessary for the Company to consider the terms of the agreements and documents referred to in (a) below and to enter into the following agreements (b) to
     (d) (hereinafter collectively referred to as the "Agreements"):

     (a) Loan Agreement for a loan of US $325,000,000 to Golar Gas Holding Company, Inc. provided by the banks and financial institutions listed therein (the "Loan Agreement") together with, for the reference of the Director(s), the Security Documents as defined in the Loan Agreement excepting those to which the Company is party and referred to in (b), (c) and (d) below;

     (b) Agency Agreement relating to the Loan Agreement to which the Company is party as one of the Guarantors;

     (c) Guarantee given by the Company is favour of Den Norske Bank ASA (as security agent and trustee for the benefit of the Creditors as defined in the Loan Agreement);

     (d) Subordination Agreement to be entered into by the Company relating to security in respect of certain vessels identified therein in favour of Den Norske Bank ASA as above;

7. Draft copies of the agreements referred to in 6. (b), (c) and (d) above have been produced to the Directors and the Directors hereby confirm that each carefully considered the obligations to be undertaken by the Company pursuant to the transactions contemplated by each of these agreements;

8. The Company proposes to apply for a listing of its shares on the Oslo Stock Exchange and proposes to authorise Fearnley Fonds ASA to make the listing application (the "Listing Application") to the Oslo Stock Exchange on the Company's behalf.

9. In connection with the transactions contemplated by the Resolutions referred to in 1. above, the Company proposes that simultaneously with the purchase of the Osprey LNG business referred to therein, the Company will contribute both its 100% holding in Oxbow Holdings Inc and its 50% interest in Golar Gas Cryogenics Inc. to Golar Gas Holding Company Inc.

RESOLVED as follows:-

A. that the above described transactions be and they are hereby approved as being in the best interests of the Company, and the actions of the Directors, Officers and agents of the Company acting individually or together with another or others to date in connection therewith be and are hereby approved, ratified and confirmed and the Directors hereby confirm that on the date from which the Company is to provide the Guarantee, there are reasonable grounds for believing that the Company is, and after the giving of such financial assistance will be able to pay its liabilities as they become due and accordingly pursuant to section 39A (2A) of the Companies Act 1981 of Bermuda the giving of such financial assistance is not prohibited;

B. that the Share Issue be approved subject to the conditions set forth in 3(i) and (ii) above and the Secretary be authorised to instruct the Company's sub-registrar Christiania Bank og Kreditkasse, Oslo, Norway ("CBK") to issue up to 56,012,000 to be issued in connection with the Placement, as and when appropriate.

C. that the Agreements are and each one is hereby approved, confirmed and ratified, and that any Director or Officer of the Company be and hereby is authorised to execute each of the Agreements (under hand or under seal as appropriate) or to witness the affixation of the common seal for and on behalf of the Company in the manner provided in the Bye-laws of the Company;

D. that an application for a listing of the Company's shares on the Oslo Stock Exchange be and is hereby approved and that Fearnley Fonds ASA be and are hereby authorised to make the Listing Application to the Oslo Stock Exchange on the Company's behalf.

E. that simultaneously with the purchase of the Osprey LNG business contemplated by the Resolutions referred to in 1. above, the Company will contribute both its 100% holding in Oxbow Holdings Inc and its 50% interest in Golar Gas Cryogenics Inc. to Golar Gas Holding Company Inc.

F. that the actions of the Directors acting individually or together with another or others to date in negotiating, entering into, agreeing, executing and delivering the Agreements for an on behalf of the Company, and the performance by the Directors acting individually or together with another or others to date of all acts deeds and things whatsoever in connection with any amendments or modifications to the Agreements be and they are hereby approved, confirmed and ratified;

G. that the Directors and Officers of the Company acting individually or together with another or others be and they are hereby authorised to do all such other acts, deeds and things as the Company itself may lawfully do howsoever arising in connection with the Placement, the Share Issue, the Listing Application and the Agreements in the performance of the Company's obligations thereunder or the furtherance of the intentions expressed in the foregoing resolutions, including but not limited to, the execution and delivery of any other agreements, deeds, documents or certificates as the individual or individuals acting may in his or their absolute discretion approve, such approval to be conclusively evidenced by his or their execution thereof;

H. that the Company do grant a Power of Attorney to NICHOLAS SHERRIFF, PETER COSTALAS, JOHN SAWYER and MARTIN BENNY each of 12 Grosvenor Place, London SWIX 7HH, England, TOR OLAV TROIM, OLA LORENTZON and TOM JEBSEN each of Bryggegt 3, 0112 Oslo, Norway, ERLING LIND of Wiersholm, Mellbye & Bech, Rusel0kkveien 26, N-0115 Oslo, Norway, GARY WOLFE, HADLEY S. ROE, ROBERT E. LUSTRIN and EDWARD S. HORTON each of Seward & Kissel, One Battery Park Plaza, New York, NY 10004, USA and GEOK HIANG LEE appointing each of them as attorneys of the Company (the "Attorney") to act jointly or severally on behalf of the Company and in its name or his or their names for the purpose of signing, executing under hand or his or their personal seals, as appropriate, and delivering and documents required in connection with the Placement, the Share Issue, the Listing Application and the Agreements, it being acknowledged that the execution and delivery of such documents and Agreements or any of them by the Attorney shall be conclusive evidence binding upon the Company of approval by such Attorney and of approval thereof by the Directors of the Company and generally of agreeing executing under hand or his or their personal seals, as appropriate, and doing any and all such other documents, acts or things as may in the entire discretion of such Attorney be appropriate or necessary in connection with the said Agreements or the arrangements contemplated thereby.

I. that the form of power of attorney attached as Appendix 1 hereto be executed on behalf of the Company and that the Common Seal of the Company be affixed thereto in accordance with the provisions of the Company's Bye-Laws;


     ----------------------------           ------------------------------
     Tor Olav Troim                         Date


     ----------------------------           ------------------------------
     John Fredriksen                        Date


     ----------------------------           ------------------------------
     Timothy J. Counsell                    Date


     /s/ Shaun Morris                       May 31, 2001
     ----------------------------           ------------------------------
     Shaun Morris                           Date
   its name or his or their names for the purpose of signing, executing under hand or his or their personal seals, as appropriate, and delivering and documents required in connection with the Placement, the Share Issue, the Listing Application and the Agreements, it being acknowledged that the execution and delivery of such documents and Agreements or any of them by the Attorney shall be conclusive evidence binding upon the Company of approval by such Attorney and of approval thereof by the Directors of the Company and generally of agreeing executing under hand or his or their personal seals, as appropriate, and doing any and all such other documents, acts or things as may in the entire discretion of such Attorney be appropriate or necessary in connection with the said Agreements or the arrangements contemplated thereby.

I that the form of power of attorney attached as Appendix 1 hereto be executed on behalf of the Company and that the Common Seal of the Company be affixed thereto in accordance with the provisions of the Company's Bye-laws;


     ----------------------------           ------------------------------
     Tor Olav Troim                         Date


     ----------------------------           ------------------------------
     John Fredriksen                        Date


     /s/ Timothy J. Counsell                31 May 2001
     ----------------------------           ------------------------------
     Timothy J. Counsell                    Date


     ----------------------------           ------------------------------
     Shaun Morris                           Date
   of the Company (the "Attorney") to act jointly and severally on behalf of the Company and in its name or his or their names for the purpose of signing, executing under hand or his or their personal seals, as appropriate, and delivering and documents required in connection with the Placement, the Share Issue, the Listing Application and the Agreements, it being acknowledged that the execution and delivery of such documents and Agreements or any of them by the Attorney shall be conclusive evidence binding upon the Company of approval by such Attorney and of approval thereof by the Directors of the Company and generally of agreeing executing under hand or his or their personal seals, as appropriate, and doing any and all such other documents, acts or things as may in the entire discretion of such Attorney be appropriate or necessary in connection with the said Agreements or the arrangements contemplated thereby.

I. that the form of power of attorney attached as Appendix I hereto be executed on behalf of the Company and that the Common Seal of the Company be affixed thereto in accordance with the provisions of the Company's Bye-Laws;


     /s/ Tor Olav Troim                     May 31st - 2001
     ----------------------------           ------------------------------
     Tor Olav Troim                         Date


     /s/ John Fredriksen                    May 31st 2001
     ----------------------------           ------------------------------
     John Fredriksen                        Date


     ----------------------------           ------------------------------
     Timothy J. Counsell                    Date


     ----------------------------           ------------------------------
     Shaun Morris                           Date

                                   APPENDIX I

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that GOLAR LNG LIMITED (the "Company") a company organised and existing under the laws of Bermuda with its registered office at Mercury House, 101 Front Street, Hamilton HM 12, Bermuda has constituted and NICHOLAS SHERRIFF, PETER COSTALAS, JOHN SAWYER and MARTIN BENNY each of 12 Grosvenor Place, London, SWIX 7HH, England, TOR OLAV TROIM, OLA LORENTZON and TOM JEBSEN each of Bryggegt 3, 0112, Oslo, Norway, ERLING LIND of Wiersholm, Mellbye & Bech, Ruselokkveien 26, N-0115 Oslo, Norway, GARY WOLFE, HADLEY S. ROE. ROBERT E. LUSTRIN and EDWARD S. HORTON each of Seward & Kissel, One Battery Park Plaza, New York, NY 10004, USA and GEOK HIANG LEE (the "Attorneys") as the true and lawful Attorneys-in-Fact of the Company so that they may act jointly or severally on behalf of the Company according to the following powers and terms:

1. (a) To negotiate, sign, execute under hand or his or their personal seals, as appropriate, and deliver on behalf of the Company a loan agreement (the "Loan Agreement") for a loan facility of $325,000,000 to be made available to Golar Gas Holding Company, Inc., an agency agreement (the "Agency Agreement") relating to the Loan Agreement, a guarantee (the "Guarantee") to be provided by the Company in favour of Den Norske Bank ASA as security agent and trustee for the benefit of the Creditors as defined in the Loan Agreement, and a subordination agreement (the "Subordination Agreement") to be entered into by the Company relating to security in respect of certain vessels identified therein, in favour of Den Norske Bank ASA (the Loan Agreement, the Agency Agreement, the Guarantee and the Subordination Agreement together the "Agreements");
     (b) To negotiate, sign, execute under hand or his or their personal seals, as appropriate, and deliver on behalf of the Company any documents required in connection with the private placement (the "Placement") by the Company of up to 56,000,000 ordinary shares of US$1.00 par value at a subscription price of US$5.00 each.
     (c) To negotiate, sign, execute under hand or his or their personal seals, as appropriate, and deliver on behalf of the Company any documents required in connection with the issue (the "Share Issue") of up to 56,012,000 ordinary shares of US$1.00 par value to the account of the Company's sub-registrar Christiania Bank og Kreditkasse, Oslo, Norway ("CBK") as nominee for the subscribers to the Placement for subsequent allocation to the VPS accounts of the subscribers and the holder of the current share capital of 12,000 ordinary shares;
     (d) To negotiate, sign, execute under hand or his or their personal seals, as appropriate, and deliver on behalf of the Company any documents required in connection with an application for a listing (the "Listing Application") of its shares on the Oslo Stock Exchange;
2. Generally to execute under hand or his or their personal seals, as appropriate, make, sign and do any such other agreements, instruments, documents, matters or things as the Attorney in his absolute discretion deems desirable or expedient in connection with the Agreements, the Placement, the Share Issue, the Listing Application and/or the transactions or arrangements contemplated thereby, and to do any acts, deeds, matters and things whatsoever which in the Attorney's absolute discretion may in any way be requisite or proper for giving full effect to the Agreements, the Placement, the Share Issue, the Listing Application and/or the transactions or arrangements contemplated thereby and/or for authenticating and/or giving full effect to the laws and usages of any country whose laws have to be complied with in the carrying out of any of the mandates conferred by this Power of Attorney and to certify on behalf of the Company as true copies all documents required pursuant to the above.
3 For any and all the purposes herein mentioned, as and when the Attorney may deem necessary or expedient, to appear before and make applications to Registrars, Consuls, Consul Agents, Commissioners, Deputy Commissioners, Harbour Masters, Port Officials, Maritime Administrators, Public Registry Officials, Notaries, Customs and Excise and any other authorities.
4 To appoint a substitute to carry out all or any of the objects herein authorised and to revoke any such appointment.

The Company hereby ratifies and confirms and agrees to ratify and confirm whatsoever the Attorney shall do or purport to do by reason of this presents.

This Power of Attorney shall be valid for a period of 12 months from the date hereof.

This Power of Attorney is governed by the laws of Bermuda.

IN WITNESS WHEREOF GOLAR LNG LIMITED has caused this Power of Attorney to be duly executed this 31st day of May, 2001 in accordance with its constitutional documents and the laws of Bermuda.

The Common Seal of GOLAR LNG LIMITED
was hereunto affixed in the presence of:


                                                                          [SEAL]

/s/ Timothy J. Counsell                    /s/ [ILLEGIBLE]
---------------------------------          ------------------------------
Director                                   Secretary